Equity Pledge Agreement

By and among

The Indivudual Shareholders of Shanghai Atrip Medical Technology Co., Ltd.

Anhante (Beijing) Medical Technology Co., Ltd.

and

Shanghai Atrip Medical Technology Co., Ltd.

April 14, 2008

Equity Pledge Agreement

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (hereinafter referred to as “this Agreement”) is entered into in Shanghai, People’s Republic of China (“PRC”) as of April 14, 2008 by the following parties:

(1) The Individual Shareholders of Shanghai Atrip Medical Technology Co., Ltd.
(hereinafter collectively called “Party A” or “Pledgors”)

Name of the Shareholders	Shareholding Ratio ( % )	ID Card No.	Contact Address
Chen Zhong	93.9	310106196809272814	Room 202, No.60 of Nong 362, Taixing Road, Shanghai

Yang Fang	4.25	320504197607243041	Room401, Building 10, Lingtang Xin Cun, Suzhou, Jiangsu Province.

(2)  Anhante (Beiijng) Medical Technology Co., Ltd. (hereinafter called “Party B” or “Pledgee”)

Registered Address: Suite1708E-3, Floor 17, Qingyun Dangdai Palaze, No. 9
Building, Manting Fangyuan Community, Qingyunli, Haidian District, Beijing
Legal Representative: Chen Zhong

(3)  Shanghai Atrip Medical Technology Co. Ltd. (hereinafter called “Party C” or the “Company”)

Registered Address: Suite 1440-6B, Hongqian Road, Changning District, Shanghai
Legal Representative: Chen Zhong

(Pledgors, Pledgee and the Company may be collectively called the “Parties” or “Each Party” respectively hereunder.)

WHEREAS,

1.	The Company is a domestic company incorporated and validly existing under PRC Laws, and its business license No. is 310105000284533;

2.	The Pledgors, as the PRC citizens, legally hold 98.15% of equity interests in the Company;

Equity Pledge Agreement

3.	The Pledgee, as a wholly foreign-owned enterprise, is duly incorporated and validly existing under the PRC Laws;

4.
The Company signed a loan agreement (the “Loan Agreement”) on April 14, 2008 with Party B and Party A. According to this agreement, Party B will entrust a local bank to grant the loan to the Company and Party A agrees to pledge all their equities in the Company as a guaranty of the repayment of the loan thereunder.

5.
Party B signed a consigned management agreement the (“Consigned Management Agreement”) on April 14, 2008 with Party C and Party A, and Party A agrees to pledge all their equities in Party C to Party B as a guaranty for the performance of the obligations thereunder.

6.
Party B signed a technology service agreement (the “Technology Service Agreement”) on April 14, 2008 with Party C and Party A, and Party A agrees to pledge all their equities in Party C to Party B as a guaranty for the performance of the obligations thereunder.

7.
The Parties together with Shanghai Health Industry Development Center signed an exclusive purchase option agreement (the “Exclusive Purchase Option Agreement”) on April 14, 2008, and the Parties agree that Party A shall pledge all their equities in Party C to Party B as a guaranty of the performance of the obligations assumed by Party A and Party C thereunder.

NOW THEREFORE, the Parties, through friendly negotiations, hereby enter into this Agreement with respect to the equity pledge.

1.	Definitions and Interpretation

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	“PRC” refers to the People’s Republic of China, excluding the HongKong Special Administrative Region, Macao Special Administrative Region and Taiwan Province.

1.2	“PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect.

1.3	“Pledged Equity” refers to all the equity in the Company as provided in Article2.1.

1.4	“Main Agreements” refers to the Loan Agreement, Consigned Management Agreement, Technology Service Agreement and Exclusive Purchase Option Agreement and the Appendixes thereof (if applicable).

Equity Pledge Agreement

1.5
“Right of Pledge” refers to the right owned by the Pledgee to be first compensated from the money converted from or the proceeds from the auction or sale of the Pledged Equity by the Pledgors to the Pledgee in the event of default of Pledgors and/or Party C, and such right shall cause the Pledgee to be entitled to the bonus arising from Pledged Equity.

1.6
“ABIC” refers to the competent Administration Bureau of Industry and Commerce with authorization in accordance with PRC Laws to register the Pledged Equity hereunder, namely, the Shanghai Changning District Bureau of Industry and Commerce where the Company has registered.

1.7	“Event of Default” refers to the event as defined in Article 8 hereunder.

1.8	“Business Day” refers to any day except Saturday, Sunday and other public holidays as permitted by PRC Laws.

2.	Equity Pledge

2.1
The Parties agree that Pledgors shall pledge all 98.15% of Equities in the Company to the Pledgee as a guaranty for the performance of the obligations assumed by the Pledogors and/or the Company under each of the Main Agreements.

2.2	In case the Pledgors increase the registered capital in the Company during the term of this Agreement, such increased capital held by the Pledgors shall be equally deemed as the Pledged Equity.

2.3
In case any act conducted by the Pledgors or the Company may cause the Right of Pledge damaged so as to harm the interests of the Pledgee, the Pledgee is entitled to require the Pledged Equity to be auctioned or sold in advance and the proceeds from such auction or sale shall be used to discharge the debt secured by the Pledged Equity in advance.

3.	Registration of the Pledge

3.1
Upon the execution of this Agreement, the Pledgors shall cause the Company to record the Right of Pledge in the register of shareholders and deliver it with the common seal of the Company as well as the original of equity contribution certificate of the Pledgors to the Pledgee for keeping. Within the term of this Agreement, Party B shall return the register of shareholders and equity contribution certificate to the Company for modification registration with ABIC, and the Company shall complete the modification registration within 10 days upon receipt of the register of shareholders and equity contribution certificate, and the Party A and the Company shall continue to deliver such modified register of shareholders and equity contribution certificate to Party B within 2 days following the completion of the aforesaid registration.

Equity Pledge Agreement

3.2
The Parties agree that the Pledgors and the Pledgee will promptly cause the Pledged Equity under this Agreement to be recorded at ABIC within 3 days following the effectiveness of this Agreement, the Pledgee shall give full cooperation.

3.3
After the signing of this Agreement, the Pledgors shall in accordance with the Pledgee’s written request which may be made by the Pledgee from time to time, together with the Pledgee, notarized this agreement as well as the register of shareholders with the recorded Pledged Equity in a notary public office as designated by the Pledgee, and Party A and the Company shall give assistant with respect to the notarization following the delivery of the notice with the request of notarization by Party B.

4.	Representations and Warranties

4.1
Each Party under this Agreement represents and warrants to other Parties that:
(1) it has relevant power, rights and authorizations for the execution hereof, and performance of the obligations hereunder;
(2) the execution and performance of this Agreement shall not violate or conflict with any of the terms and conditions of other agreements sighed between the Parties.

4.2
The Pledgors represent and warrant to the Pledgee that:
(1) they are the legal owner of the Pledged Equity, and Yang Fang has fulfilled its obligation of capital contribution in the registered capital of the Company in accordance with the PRC Laws and the articles of association of the Company;
Mr. Chen Zhong has not paid up its capital contribution of RMB 2,565,000 to the Company (which shall be paid before April, 2008), it hereby warrants to the Pledgee that they will make full capital contribution in time in accordance with PRC Laws and the provisions of articles of association of the Company;
(2) except for the Right of Pledge as setup hereunder, the Pledged Equity is not subject to any pledge, guaranty or other form of encumbrances;
(3) they do not or will not transfer the Pledged Equity to any third party or make any agreements, whether oral or written with respect to the transfer of Pledged Equity.

4.3	The Company agrees to undertake the joint liability with respect to the representations and warrants made by the Pledgors.

Equity Pledge Agreement

5.	Obligations of Pledgors

5.1	The dividend and bonus arising from the Pledged Equity shall be deposited in an escrow account for the supervision of the Pledgee.

5.2
Apart from the encumbrance set forth hereunder and under the Exclusive Purchase Option Agreement, without the Pledgee’s prior written consent, the Pledgors shall not sell, transfer, mortgage or otherwise dispose of the Pledged Equity, nor shall place encumbrances on such Pledged Equity.

5.3
Without the Pledgee’s prior written consent, the Pledgors shall not supplement or amend the articles of association of the Company, its wholly owned and holding subsidiaries (including the company whose equity has consigned to the Company) in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of the Company in any manner.

5.4
The Pledgors shall cause the Shareholders’ General Meeting not to approve for the resolutions on the dissolution, liquidation and change of legal form of the Company, its wholly owned and holding subsidiaries.

5.5
The Pledgors shall not cause the Shareholders’ General Meeting not to approve for any Profit Distribution Proposal, nor shall accept such distributed dividend without the Pledgee’s prior written consent.

5.6	At the Pledgee’s request, the Pledgors shall provide the Pledgee with all information regarding the business operation and financial condition of the Company.

5.7	The Pledgors shall not incur or succeed to any debts or liabilities which may adversely affect their equity interests in the Company without the Pledgee’s prior written consent.

5.8
The Pledgors shall appoint, and appoint only, the candidates nominated by the Pledgee to the board of directors of the Company, and shall not replace such candidates without the Pledgee’s prior written consent.

5.9
The Pledgors shall cause the Board of Directors of the Company not to approve any acquisition of, any consolidation with, or any investment in any third party without the Pledgee’s prior written consent.

5.10
The Pledgors shall promptly notify the Pledgee of any pending or threatened lawsuit, arbitration or administrative dispute which involve the assets, business or incomes of the Company, and take positive measures against aforesaid lawsuits, arbitrations or administrative dispute.

Equity Pledge Agreement

5.11	The Pledgors shall not commit any conducts or omissions that may adversely affect the assets, business operation, the debts and liabilities of the Company without the Pledgee’s prior written consent.

5.12
To the extent permitted by the PRC laws and regulations, and at any time upon the Pledgee’s request, the Pledgors shall promptly and unconditionally transfer their equity interests in the Company to the Pledgee or its designated third party in accordance with the Exclusive Purchase Option Agreement, and cause other shareholders waive their rights of first refusal with respect to such transfer.

5.13	The Pledgors shall cause the directors of the Company approve for the resolution in respect of the Equity Transfer or Assets Transfer hereunder.

5.14	The Pledgors shall make every efforts to cause the Company perform the obligations of Article 6 hereunder.

5.15
The Shareholders shall, to the extent permitted by applicable laws, cause the business term of Party C (including the circumstance of change of business terms) not shorter than that of Party B(including the circumstance of change of business terms).

5.16
The Pledgors shall strictly comply with the provisions of this Agreement, and effectively perform its obligations hereunder, and shall be prohibited from committing any act or omission which may affect the validity or enforceability of this Agreement.

6.	Obligations of the Company

6.1
Without the Pledgee’s prior written consent, it shall not supplement or amend the articles of association or rules of the Company, its wholly-owned and holding subsidiaries (including the company whose equity has consigned to the Company) in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of aforesaid entities in any manner.

6.2	It shall prudently and effectively maintain its business operations according to good financial and business standards so as to maintain or increase the value of its assets.

Equity Pledge Agreement

6.3
Unless as required necessary for the business operation of the Company or upon prior written consent by Party B, it shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets or incomes, nor shall it encumber its assets and income in any way that would affect the Pledgee’s security interests.

6.4	It shall not incur or succeed to any debts or liabilities unless as required necessary for the business operation of the Company or upon the prior written consent by Party B.

6.5	Without the Pledgee’s prior written consent, it shall not enter into any material contract (exceeding RMB5,000,000 in value).

6.6	Without the Pledgee’s prior written consent, it shall not provide any loans or guaranty to any third party.

6.7	At the Pledgee’s request, it shall provide the Pledgee with all information regarding its business operation and financial condition.

6.8
The Company shall purchase insurance from insurance companies acceptable to the Pledgee in such amounts and of such kinds as are customary in the region among companies doing similar business and having similar assets.

6.9	Without the Pledgee’s prior written consent, it shall not acquire or consolidate with any third party, nor shall they invest in any third party.

6.10
It shall promptly notify the Pledgee of any pending or threatened lawsuit, arbitration or administrative dispute which involve its assets, business or incomes, and take positive measures against aforesaid lawsuits, arbitrations or administrative dispute.

6.11
Without the Pledgee’s prior written consent, it shall not distribute any dividends to the Pledgors in any manner, and at the Pledgee’s request, it shall promptly distribute all distributable dividends to the Pledgors.

6.12	Without the Pledgee’s prior written consent, it shall not commit any act or omission that would materially affect its assets, business or liabilities.

7.	Exercise of Right of Pledge

7.1	The Pledgee may exercise the Right of Pledge at any time following the delivery of Notice of Default as provided in Article 8.2 to the Pledgors.

7.2
The Pledgee is entitled to be first compensated with the money converted from or the proceeds from auction or sale of all or part of Pledged Equity in accordance with legal proceedings unless the Pledgors has duly and completely performed the obligations under Main Agreements.

Equity Pledge Agreement

7.3
Within the term of this Agreement, If the Pledged Equity hereunder is subjected to any compulsory measures implemented by a court or other departments due to the Pledgors’ failing to repay the debts which fall due or violation of PRC Laws or state policies etc., the Pledgors shall,
(1) notify the Pledgee in written form of such compulsory measures within three (3) days following its occurrence;
(2) use all efforts (including but not limited to provide other security to the court or other government authorities), in order to dismiss the compulsory measures taken by the court or other government authorities over the Pledged Equity.

7.4	The Pledgors shall not hinder the Pledgee from exercising the Right of Pledge and shall give necessary assistance so that the Pledgee could realize its Right of Pledge.

8.	Event of Default

8.1	The following events shall be regarded as the Events of Default:

8.1.1	Any Party breaches any of the representations or warranties hereunder;

8.1.2	The Pledgors and/or the Company breaches any of the representations or warranties under the Main Agreements;

8.1.3	The Pledgors and/or the Company fail(s) to duly and completely perform the obligations hereunder;

8.1.4	The Pledgors and/or the Company fail(s) to duly and completely perform the obligations under the Main Agreements;

8.1.5
Any other external borrowing, guaranty, compensation or other liabilities of the Pledgors: (1) is required for an early repayment or performance prior to the scheduled date due to any breach by the Pledgors; or (2) is due but can not be repaid or perform as scheduled, which , at the discretion of the Pledgee, has an adverse effect on the Pledgors’ ability of performing the obligations under this Agreement;

8.1.6	The Company fails to repay the debts which fall due;

8.1.7
The properties owned by Pledgor have significant adverse changes, which, at the discretion of Pledgee, have an adverse effect on the Pledgor’s ability of performing the obligations under this Agreement.

Equity Pledge Agreement

8.2
Unless the Pledgors take the action to Pledgee’s satisfaction to remedy the defaults as listed in Article 8.1 hereof, Pledgee may give a written notice about default (“Notice of Default”) to the Pledgors when such default occurs or at any time thereafter.

9.	Taxes and Expenses

9.1	The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes and expenses arising from the execution and performance of this Agreement.

10.	Assignment

10.1	The Pledgors shall not transfer part or all of the rights and obligations under this Agreement without prior written consent from the Pledgee.

10.2
To the extent being permitted by law, the Pledgee shall have the right to transfer any or all of its rights and obligations under this Agreement to any third party upon a six (6) -day written notice to the Pledgors or the Company without its approval.

11.	Effectiveness Modification and Cancellation

11.1	This Agreement shall be executed on the date set forth in the first page and shall become effective on the day on which the Pledged Equity is recorded on the register of the shareholders.

11.2	The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

11.3	This Agreement shall not be discharged or canceled without written agreement through negotiation.

11.4	If Party B fails to provide the loan in accordance with the Loan Agreement, this Agreement shall be automatically terminated.

12.	Confidentiality

12.1
Any information, documents, data and all other materials (herein “Confidential Information”) arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval by the other Parties, any Party shall not disclose to any third party any Confidential Information, but the following circumstances shall be excluded:

Equity Pledge Agreement

a.	The materials that is known or may be known by the Public (but not include the materials disclosed by each Party receiving the Confidential Information);

b.	The materials required to be disclosed subject to the applicable laws or the rules or provisions of stock exchange; or

c.
The materials disclosed by each Party to its legal or financial consultant relating the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the Confidential Information by staff or employed institution of any Party shall be deemed as the disclosure of such Confidential Information by such Party, and such Party shall bear the liabilities for breaching the contract.

12.2	This Clause shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

13.	Force Majeure

13.1
An event of force majeure means an event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots.

13.2
If an event of force majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Party without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate means to minimize or remove the negative effects of force majeure on the other Party, and shall not assume the liabilities for breaching this Agreement. The Parties shall keep on performing this Agreement after the event of force majeure disappears.

14.	Applicable Law and Dispute Resolution

14.1	The execution, validity, construing and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws and regulations of the PRC.

Equity Pledge Agreement

14.2
The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to Beijing Arbitration Commission for arbitration in accordance with its rules. The arbitration award shall be final conclusive and binding upon the Parties.

14.3	During the process of dispute-resolution, the Parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

15.	Miscellaneous

15.1	Entire Agreement

The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

15.2	Successor

This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.

15.3	Notice

Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery or delivery by fax: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

The Representative designated by Party A:
Contact person: Chen Zhong
Address: 2A, Building1, No.200 of Niu Dun Road, Zhangjiang
        Hi-tech Zone, Shanghai, 201203
Tel: 021-50805789
Fax: 021-50802149

Equity Pledge Agreement

Party B:
Contact person: Chen Zhong
Address: 2A, Building1, No.200 of Niu Dun Road, Zhangjiang
         Hi-tech Zone, Shanghai, 201203
Tel: 021-50805789
Fax: 021-50802149

Party C
Contact person: Zhang Hongwei
Address: No. 1440-6B, Hongqiao Road, Shanghai,200332
Tel: 021-50805789
Fax: 021-50802149

15.4	This Agreement is executed in four (4) originals with each Party holding one original, and each of the originals shall be equally valid and authentic.

[Signature page follows]

Equity Pledge Agreement

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered as of the date first above written.

Party A The Individual Shareholders of Shanghai Atrip Medical Technology Co., Ltd. (Seal)

Mr. Chen Zhong,

Ms. Yang Fang,

Party B Anhante (Beijing) Medical Technology Co., Ltd. (Seal)

Legal Representative (or Authorized Representative): Chen Zhong

Signature

Party C Shanghai Atrip Medical Technology Co. Ltd. (“Company”) (Seal)

Legal Representative (or Authorized Representative): Chen Zhong

Signature